UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January 10, 2022, PTC Therapeutics, Inc. (the “Company”) issued a press release (the “press release”) announcing certain preliminary (unaudited) financial information for its fiscal year ending December 31, 2021, including that the Company expects to report (i) total unaudited net revenue of approximately $536 million, (ii) total unaudited net product revenue of approximately $429 million, (iii) net product revenue for Translarna™ (ataluren) of approximately $236 million, with approximately $70 million in revenue in the fourth quarter of 2021, and net product revenue for Emflaza® (deflazacort) of approximately $188 million, with approximately $48 million in revenue in the fourth quarter of 2021, (iv) collaboration and royalty revenue associated with Evrysdi of approximately $107 million and (v) ending cash, cash equivalents and marketable securities of approximately $773 million. Final results are subject to completion of the Company’s year-end audit.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2022 the Board of Directors of the Company promoted Matthew Klein, the Company’s Chief Development Officer, to the role of Chief Operating Officer, effective immediately. Dr. Klein, 50, has been the Company’s Chief Development Officer since April 2020. Dr. Klein joined the Company in October 2019 as Global Head Gene and Mitochondrial Therapies and became Global Head Clinical Development in March 2020. Prior to joining the Company, Dr. Klein was Chief Executive Officer of BioElectron Technology Corporation (“BioElectron”) from 2018 to 2019, and served as a board member of BioElectron from 2018 to 2020. Dr. Klein served as the Chief Medical Officer of BioElectron from 2013 to 2019 and was Senior Vice President, Clinical Science at BioElectron from 2012 to 2013. Dr. Klein has also served as a member of the board of directors of ClearPoint Neuro, Inc., a Nasdaq-listed company, since 2020 as our director designee. Dr. Klein has a BA from the University of Pennsylvania, an MD from Yale University School of Medicine and an MS in epidemiology from the University of Washington School of Public Health.

In connection with Dr. Klein’s promotion, his base salary was increased to $600,000 annually, with a target bonus of 50% of annual salaried earnings in accordance with the terms of the Company’s annual incentive compensation plan. Dr. Klein also received, pursuant to the Company’s 2013 Long Term Incentive Plan, a one-time grant of 50,000 stock options (the “Options”) to purchase shares of the Company’s common stock and 20,000 restricted stock units (the “RSUs”), each representing the right to receive one share of the Company’s common stock upon vesting. The Options and RSUs will each vest over two years with 50% of each award vesting on January 7, 2023 and 50% of each award vesting on January 7, 2024.

As previously disclosed, on October 25, 2019, the Company completed the acquisition (the “Acquisition”) of substantially all of the assets of BioElectron pursuant to an Asset Purchase Agreement by and between the Company and BioElectron, dated October 1, 2019 (the “Asset Purchase Agreement”).

Upon the closing of the Acquisition, the Company paid to BioElectron total upfront consideration of $10.0 million, funded with cash on hand, less (i) transaction expenses incurred by BioElectron, (ii) the amount of outstanding indebtedness of BioElectron and (iii) $1.5 million to be held in an escrow account to secure potential indemnification obligations owed to the Company. Subject to the terms and conditions of the Asset Purchase Agreement, BioElectron may become entitled to receive contingent milestone payments of up to $200.0 million (in cash or in shares of our common stock, as determined by the Company) from the Company based on the achievement of certain regulatory and net sales milestones. Subject to the terms and conditions of the Asset Purchase Agreement, BioElectron may also become entitled to receive contingent payments of a low single digit percentage of net sales of certain products.

At the time of the Acquisition, Dr. Klein was the Chief Executive Officer and director of BioElectron, and was, and remains as of the date of this Current Report on Form 8-K, a shareholder of BioElectron, owning approximately six percent of its outstanding shares. As a shareholder of BioElectron, Dr. Klein is entitled to receive a portion of any payments made to BioElectron pursuant to the Asset Purchase Agreement. Dr. Klein was not a related party at the time of the Acquisition.

Dr. Klein does not have a family relationship with any of the Company’s officers or directors.

Item 7.01. Regulation FD Disclosure.

On January 10, 2022, the Company also announced financial guidance for its fiscal year ending December 31, 2022 in the press release, including that the Company anticipates (i) full-year total revenues to be between $700 and $750 million (ii) full-year net product revenues for the Duchenne muscular dystrophy franchise to be between $475 and $495 million and (iii) GAAP R&D and SG&A expense for the full year 2022 to be between $915 and $965 million with non-GAAP R&D and SG&A expense for the full year 2022 to be between $800 and $850 million, excluding estimated non-cash, stock-based compensation expense of approximately $115 million.

The Company announced that on Monday, January 10, 2022 at 7:30 am EST at the 40th Annual J.P. Morgan Virtual Healthcare Conference, the Company will present its 2022 strategic priorities, preliminary 2021 financial results, and 2022 financial guidance. The presentation will be webcast live on the Events and Presentations page under the Investors section of the Company’s website.

A copy of the press release, which also announced the appointment of Dr. Klein, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

This Current Report on Form 8-K and Exhibits 99.1 and 99.2 include a forward-looking financial measure that was not prepared in accordance with accounting principles generally accepted in the United States (GAAP), non-GAAP R&D and SG&A expenses (which excludes non-cash stock-based compensation expense). Management uses this measure when assessing and identifying operational trends and, in management’s opinion, this non-GAAP measure is useful to investors and other users of its financial statements by providing greater transparency into the historical and projected operating performance of the Company and the Company’s future outlook. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP.

The information set forth in or incorporated by reference into Item 2.02 or this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. All website addresses given in this Report or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Report

Forward Looking Statements: All statements, other than those of historical fact, contained in this Current Report on Form 8-K, are forward-looking statements, including reporting expectations with respect to financial information for fiscal year 2021 and financial guidance for fiscal year 2022. The Company's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to the preliminary nature of the Company's 2021 financial information, which is subject to completion of the Company's year-end audit; the assumptions underlying the Company's financial guidance for 2022; and the factors discussed in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as any updates to these risk factors filed from time to time in the Company's other filings with the Securities and Exchange Commission. You are urged to carefully consider all such factors. The forward-looking statements contained herein and the exhibits hereto represent the Company's views only as of the date of this Current Report on Form 8-K and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 10, 2022 issued by PTC Therapeutics, Inc.
99.2	Corporate Presentation – 40th Annual J.P. Morgan Virtual Healthcare Conference
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: January 10, 2022	By:	/s/ Emily Hill
	Name:	Emily Hill
	Title:	Chief Financial Officer